CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 18, 2019, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of CURO Group Holdings Corp. on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said reports in the Registration Statement of CURO Group Holdings Corp. on Form S-8 (333-221945).

/s/ GRANT THORNTON LLP

Dallas, Texas
March 18, 2019